As filed with the Securities and Exchange Commission on October 2, 2017

Registration Statement No. 333‑

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S‑3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AXOGEN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41‑1301878 (I.R.S. Employer Identification No.)

13631 Progress Boulevard, Suite 400

Alachua, Florida 32615

Tel: (386) 462‑6800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory G. Freitag

General Counsel

AxoGen, Inc.

13631 Progress Boulevard, Suite 400

Alachua, Florida 32615

Tel: (386) 462‑6800

(Name, address, including zip code, and telephone number including area code, of agents for service)

Copies to:

Fahd M.T. Riaz, Esq.

Scott A. Cowan, Esq.

DLA Piper LLP (US)

1650 Market Street, Suite 4900

Philadelphia, Pennsylvania 19103

Tel: (215) 656‑3300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post‑effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post‑effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post‑effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

☐
Large accelerated filer ☐	Accelerated filer ☒	Non‑accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Number of Shares to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	4,861,111(3)	$18.975	$92,239,581.23	$11,483
(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based upon the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Capital Market on September 28, 2017.

(3)

Represents 4,861,111 shares of common stock issued to EW Healthcare Partners L.P., formerly named Essex Woodlands Fund IX, L.P. that may be offered and sold by the selling shareholder from time to time after the effective date of this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling shareholder is not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October 2, 2017

PROSPECTUS

4,861,111 Shares of Common Stock

This prospectus relates to the resale or other disposition by the selling shareholder identified in this prospectus, from time to time, of up to 4,861,111 shares of our common stock.

We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling shareholder.

The selling shareholder or its pledgees, assignees, permitted transferees or other successors‑in‑interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at fixed prices, at prevailing market prices, at prices related to prevailing market prices, at varying prices determined at time of sale, or at privately negotiated prices. The selling shareholder will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 7 for more information about how the selling shareholder may sell or dispose of its shares of common stock.

Our common stock is traded on the NASDAQ Capital Market (“NASDAQ”), under the symbol “AXGN.” The last reported sale of our common stock on the NASDAQ on September 29, 2017 was $19.35 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                         , 2017

You should rely only on the information provided in this prospectus (as supplemented and amended) as well as the information incorporated by reference. Neither we nor the selling shareholder have authorized anyone to provide you with different information. Neither we nor the selling shareholder are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus (as supplemented and amended) or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S‑3 that we filed with the U.S. Securities and Exchange Commission, referred to herein as the SEC, using a “shelf” registration process. Under a shelf registration process, the selling shareholder may from time to time sell the shares of common stock described in this prospectus and the accompanying prospectus supplement in one or more offerings.

We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus (and in any supplement or amendment to this prospectus). We do not take any responsibility for, and can provide no assurance as to the reliability of any information that others may provide you. The selling shareholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus (as supplemented and amended) is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold on a later date.

You should read both this prospectus (as supplemented and amended) together with additional information described under the heading “Where You Can Find More Information; Incorporation of Certain Information by Reference” beginning on page 11 of this prospectus before deciding to invest in any of the shares being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read this entire prospectus (as supplemented and amended), including each of the documents incorporated herein by reference, before making an investment decision. As used in this prospectus, the terms “we,” “us,” “our,” “AxoGen, Inc.” and “AxoGen” mean AxoGen, Inc. and its subsidiaries.

About AxoGen, Inc.

Overview

We are a global leader in innovative surgical solutions for peripheral nerve injuries. We are the only company focused specifically on the science, development and commercialization of technologies for peripheral nerve regeneration and repair. We are passionate about restoring nerve function and quality of life to patients with peripheral nerve injuries by providing innovative, clinically proven and economically effective repair solutions for surgeons and health care providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day, people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Damage to a peripheral nerve can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain.

Our portfolio of products includes Avance® Nerve Graft, an off-the-shelf processed human nerve allograft for bridging severed nerves without the comorbidities associated with a second surgical site, AxoGuard® Nerve Connector, a porcine submucosa extracellular matrix (ECM) coaptation aid for tensionless repair of severed nerves, AxoGuard® Nerve Protector, a porcine submucosa ECM product used to wrap and protect injured peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments, and Avive® Soft Tissue Membrane, a minimally processed human umbilical cord membrane that may be used as a resorbable soft tissue covering to separate tissue layers and modulate inflammation in the surgical bed. Along with these core surgical products, we also offer AcroVal™ Neurosensory & Motor Testing System and AxoTouch™ Two-Point Discriminator. These evaluation and measurement tools assist health care professionals in detecting changes in sensation, assessing return of sensory, grip, and pinch function, evaluating effective treatment interventions, and providing feedback to patients on nerve function. Our portfolio of products is available in the United States, Canada, the United Kingdom, and several other European and international countries.

Corporate Information

We were incorporated in Minnesota in 1977. Our principal offices are located at 13631 Progress Boulevard, Suite 400, Alachua, Florida 32615. Our telephone number is (386) 462‑6800. We have two wholly owned subsidiaries, AxoGen Corporation, a Delaware corporation, and AxoGen Europe GmbH, a limited liability corporation with its corporate seat in Vienna, Austria. Our web address is www.axogeninc.com. We have not incorporated by reference into this Registration Statement of which this prospectus forms a part, the information on our website and you should not consider it to be a part of this document.

Our reports that have been filed with the SEC, are available on our website free of charge, including our annual reports on Form 10‑K, quarterly reports on Form 10‑Q, current reports on Form 8‑K, Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Copies of this prospectus may also be obtained without charge electronically or by paper by contacting Investor Relations, c/o AxoGen, Inc., 13631 Progress Boulevard, Suite 400, Alachua, Florida 32615 or by calling (386) 462‑6800.

In addition, we make available on our website (i) the charters for the committees of the Board of Directors, including the Audit Committee, Compensation Committee and Governance and Nominating Committee, and (ii) the company’s Code of Business Conduct and Ethics (“Code of Conduct”) governing its directors, officers and employees.

Within the time period required by the SEC, we will post on our website any modifications to the Code of Conduct, as required by the Sarbanes‑Oxley Act of 2002.

The public may also read and copy the materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1‑800‑SEC‑0330. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.

THE OFFERING

Selling shareholder	EW Healthcare Partners L.P., formerly named Essex Woodlands Fund IX, L.P.
Common Stock that may be offered by the selling shareholder from time to time	Up to 4,861,111 shares of common stock.
Use of proceeds	We will not receive any proceeds from the sale or other disposition of the shares of common stock offered hereby.
Risk factors

Investing in our common stock involves a high degree of risk. See risk factors described under the heading “Risk Factors” in the accompanying prospectus supplement and in the documents incorporated by reference herein and therein for a discussion of factors that you should carefully consider before deciding to invest in our common stock.

NASDAQ Capital Market symbol	AXGN.

When we refer to the “selling shareholder” in this prospectus, we are referring to the entity named in this prospectus as the selling shareholder and, as applicable, any pledgee, assignee, permitted transferee or other successor‑in‑interest selling shares received after the date of this prospectus from the selling shareholder as a pledge, assignment or other transfer that may be identified in a supplement to this prospectus or, if required, a post‑effective amendment to the registration statement of which this prospectus is a part.

SPECIAL NOTE REGARDING FORWARD‑LOOKING STATEMENTS

Certain statements contained in this prospectus, any prospectus supplement and in the documents incorporated by reference herein constitute “forward‑looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact may be deemed to be forward‑looking statements. Forward‑looking statements frequently, but not always, use the words “may”, “estimate”, “projects”, “intends”, “plans”, “believes”, “anticipates” or “expects” or similar words and may include statements concerning our strategies, goals and plans. Forward-looking statements may include, without limitation, statements regarding our assessment on our internal control over financial reporting, our growth, our earnings guidance, product development, product potential, financial performance, sales growth, product adoption, market awareness of our products, data validation and our visibility at, and sponsorship of, conferences and educational events.

All forward-looking statements are based on management’s present expectations of future events and are subject to a number of assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business and market, including those risks and uncertainties discussed in the following documents:

•	the risk factors contained in any prospectus supplement to this prospectus under the caption “Risk Factors”;
•	our most recent annual report on Form 10‑K, including the sections entitled “Business”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;
•	our quarterly reports on Form 10‑Q; and
•	our other SEC filings.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward‑looking statements contained in this prospectus, any prospectus supplement or in any document incorporated by reference in this prospectus might not occur. Investors are cautioned not to place undue reliance on the forward‑looking statements, which speak only of the date of this prospectus, the date of any prospectus supplement or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward‑looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. All subsequent forward‑looking statements attributable to us are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock sold pursuant to this prospectus by the selling shareholder. The selling shareholder will receive all of the proceeds from sales of our common stock sold pursuant to this prospectus.

We have agreed to pay all costs, expenses and fees relating to the registration of the shares of our common stock covered by this prospectus. The selling shareholder will pay any underwriting fees, discounts and commissions and/or similar charges incurred in connection with the sale or other disposition by it of the shares covered hereby.

SELLING SHAREHOLDER

The shares of common stock being offered by the selling shareholder, EW Healthcare Partners L.P., formerly named Essex Woodlands Fund IX, L.P. (“Essex”), are shares of common stock previously issued and sold to Essex pursuant to a  Securities Purchase Agreement, dated as of August 26, 2015 (the “Purchase Agreement”).  Under the Purchase Agreement, Essex purchased 4,861,111 shares of our common stock (the “Essex Shares”) at a public offering price of $3.60 per share. In connection with the sale of the Essex Shares to Essex, we entered into a Registration Rights Agreement with Essex, dated as of August 26, 2015 (the “Registration Rights Agreement”), pursuant to which we provided certain registration rights to Essex with respect ot the Essex Shares. The shares of common stock held by Essex and being registered hereunder are being registered pursuant to the terms of the Registration Rights Agreement.

Except for the sale and issuance of the shares of common stock, and except as otherwise disclosed in this prospectus, the selling shareholder has not had any material relationship with us, or any of our predecessors or affiliates, within the past three years.    Guido J. Neels, one of the managers of Essex Woodlands Fund IX-GP, L.P. (the “Fund IX-GP”), currently serves as a director of the Company. The Fund IX-GP is the general partner of Essex.

We are registering the shares of common stock in order to permit the selling shareholder, or its permitted transferees or other successors‑in‑interest that may be identified in a supplement to this prospectus or, if required, a post‑effective amendment to the registration statement of which this prospectus is a part, to offer the shares for resale from time to time.

The first column in the table below identifies the selling shareholder. The second column lists the number of shares of common stock beneficially owned by the selling shareholder as of September 30, 2017. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.  The third column lists the aggregrate number of shares of common stock that may be offered from time to time by this prospectus by the selling shareholder. The fourth and fifth columns list the number of shares of common stock and percentage of our outstanding common stock to be held by the selling shareholder assuming the sale of all of the shares registered for resale by the registration statement of which this prospectus is a part.

Name of Selling Shareholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock that may be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering(1)		Percentage of Class Following the Offering(1)
EW Healthcare Partners L.P., formerly named Essex Woodlands Fund IX, L.P.	4,861,111(2)	4,861,111(2)					

(1)

On April 7, 2017, Essex Woodland Fund IX, L.P. changed its name to EW Healthcare Partners L.P. Represents the number of shares of common stock that will be beneficially owned by the selling shareholder after completion of this offering based on the assumptions that (i) all of the shares of common stock registered for resale by the registration statement of which this prospectus is a part will be sold, and (ii) no other shares of common stock will be acquired or sold by the selling shareholder before completion of this offering. However, the selling shareholder may sell all, part or none of its shares of common stock offered pursuant to this prospectus and may sell all, part or none of its common stock pursuant to one or more exemptions from the registration provisions of the Securities Act. Applicable percentage ownership following the offering is based on 33,393,804 shares of common stock that would be outstanding following the offering if all shares registered by this prospectus are sold in the offering.

(2)

Essex Woodlands Fund IX-GP, L.P. (the “Fund IX-GP”) is the general partner of Essex. Essex Woodlands IX, LLC (the “Fund IX, LLC”) is the general partner of the Fund IX-GP. Fund IX, LLC holds sole voting and dispositive power over the shares held by Essex. The managers of the Fund IX, LLC are Martin P. Sutter, R. Scott Barry,

Ronald Eastman, Guido J. Neels (also a member of our Board of Directors), Petri Vainio and Steve Wiggins (collectively, the “Managers”), and may exercise voting and investment control over the shares only by the majority action of the Managers. Each individual Manager, the Fund IX-GP and Fund IX, LLC disclaim beneficial ownership over the shares except to the extent of his or its respective pecuniary interest therein. The address for these entities is 21 Waterway Avenue, Suite 225, The Woodlands, Texas 77380.

PLAN OF DISTRIBUTION

The selling shareholder may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions. These sales may be at fixed prices, at prevailing market prices, at prices related to prevailing market prices, at varying prices determined at the time of sale or at privately negotiated prices. The selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker‑dealer solicits purchasers;
•	block trades in which the broker‑dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	an underwritten offering on a firm commitment or best efforts basis;
•	purchases by a broker‑dealer as principal and resale by the broker‑dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	broker‑dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling shareholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker‑dealers engaged by the selling shareholder may arrange for other brokers‑dealers to participate in sales. Broker‑dealers may receive commissions or discounts from the selling shareholder (or, if any broker‑dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker‑dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholder.

The selling shareholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as a “selling shareholder” under this prospectus.

The selling shareholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as a “selling shareholder” under this prospectus.

In connection with the sale of the shares of common stock or interests therein, the selling shareholder may enter into hedging transactions with broker‑dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling shareholder may also sell the shares of common stock short and deliver these securities to close out its short positions or to return borrowed shares in connection with such short sales, or loan or pledge the shares of common stock to broker‑dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker‑dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker‑dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker‑dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholder and any broker‑dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker‑dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In the event that the selling shareholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling shareholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker‑dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling shareholder. If we are notified by the selling shareholder that any material arrangement has been entered into with a broker‑dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling shareholder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act, unless an exemption therefrom is available.

The anti‑manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling shareholder.

There can be no assurance that the selling shareholder will sell any or all of the shares of common stock we registered on behalf of the selling shareholder pursuant to the registration statement of which this prospectus forms a part.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated articles of incorporation and our restated bylaws, as amended to the date of this prospectus, which have been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”  In addition, please refer to our other publicly filed documents incorporated herein by reference which describe our outstanding warrants, registration rights, equity incentive plans and other securities.

COMMON STOCK

Under our articles of incorporation, as amended to date, we are authorized to issue up to 50,000,000 shares of common stock, par value $0.01 per share. As of September 30, 2017, 33,393,804 shares of common stock were issued and outstanding.

Dividends, Voting Rights and Liquidation

The holders of shares of our common stock: (i) have equal, ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors, (ii) are entitled to share ratably in all assets available for distribution to holders of shares of common stock upon liquidation, dissolution or winding up of our affairs, (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto and (iv) are entitled to one vote per share on all matters which shareholders may vote on at all meetings of shareholders. Except as otherwise required by statute, our articles of incorporation or our bylaws, all matters are decided by a majority vote of the number of shares entitled to vote at the time of the vote.

Transfer Agent and Registrar

Wells Fargo Bank, N.A. is the transfer agent and registrar for our common stock.

Minnesota Anti-Takeover Laws

We are governed by the provisions of Sections 302A.671, 302A.673 and 302A.675 of the Minnesota Business Corporation Act (the “MBCA”). These provisions may discourage a negotiated acquisition or unsolicited takeover of us and deprive our shareholders of an opportunity to sell their common stock at a premium over the market price.

In general, Section 302A.671 of the MBCA provides that a corporation’s shares acquired in a control share acquisition have no voting rights unless voting rights are approved in a prescribed manner. A “control share acquisition” is a direct or indirect acquisition of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors.

In general, Section 302A.673 of the MBCA prohibits a public Minnesota corporation from engaging in a business combination with an interested shareholder for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. The term “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who is the beneficial owner, directly or indirectly, of 10% or more of a corporation’s voting stock or who is an affiliate or associate of the corporation, and who, at any time within four years before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the corporation’s voting stock. Section 302A.673 does not apply if a committee of our Board of Directors consisting of all of its disinterested directors (excluding current and former officers) approves the proposed transaction or the interested shareholder’s acquisition of shares before the interested shareholder becomes an interested shareholder.

If a tender offer is made for our common stock, Section 302A.675 of the MBCA precludes the offeror from acquiring additional shares of stock (including in acquisitions pursuant to mergers, consolidations or statutory share exchanges) within two years following the completion of the tender offer, unless shareholders selling their shares in the later acquisition are given the opportunity to sell their shares on terms that are substantially the same as those contained in the earlier tender offer. Section 302A.675 does not apply if a committee of our Board of Directors consisting of all of its disinterested directors (excluding its current and former officers) approves the proposed acquisition before any shares are acquired pursuant to the earlier tender offer.

Registration Rights

In connection with the execution of the Purchase Agreement, we entered into the Registration Rights Agreement with Essex, pursuant to which we granted Essex certain demand and “piggy-back” registration rights with respect to its shares of our common stock.

WHERE YOU CAN FIND MORE INFORMATION;

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other documents with the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1‑800‑SEC‑0330. Our reports, proxy statements and other documents filed electronically with the SEC are available at the website maintained by the SEC at http://www.sec.gov. In addition, our common stock has been approved for quotation on the NASDAQ. You can read and copy reports and other information concerning us at the offices of the Financial Industry Regulatory Authority, located at 1735 K Street, Washington D.C. 20006. We also make available free of charge on or through our Internet website, http://www.axogeninc.com, our annual, quarterly and current reports, and, if applicable, amendments to those reports, filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such reports with the SEC. Information on our website is not a part of this registration statement.

We have filed with the SEC a registration statement on Form S‑3 under the Securities Act with respect to certain shares of our common stock (the “Securities”). This prospectus, which constitutes a part of that registration statement, does not contain all the information contained in that registration statement and its exhibits. For further information with respect to the company and the Securities, you should consult the registration statement and its exhibits. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying through the SEC’s public reference rooms listed above.

The SEC allows us to “incorporate by reference” in this prospectus information that we file with them, which means we can disclose important information to you by referring you to other documents that contain that information. The information we incorporate by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede the information in this prospectus. The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 001‑36046) and any future filings under Sections 13(a), 13(c), 14 or 15 (d) of the Exchange Act, except for information furnished under Item 2.02 or 7.01 of Current Report on Form 8‑K, or exhibits related thereto, made after the date of the initial registration statement and prior to effectiveness of the registration statement and before the termination of the offering are incorporated by reference herein:

(1)	our Annual Report on Form 10‑K filed on March 1, 2017 for the fiscal year ended December 31, 2016;
(2)	our Quarterly Report on Form 10‑Q filed on May 4, 2017 for the period ended March 31, 2017 and our Quarterly Report on Form‑10‑Q filed on August 2, 2017 for the period ended June 30, 2017;
(3)	our Current Reports on Form 8‑K filed on January 3, 2017, January 26, 2017, May 30, 2017 and July 18, 2017 (as amended by our Current Report on Form 8‑K/A filed on July 20, 2017); and
(4)

the description of our common stock contained in our registration statement on Form 8‑A filed with the SEC on August 6, 2013, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and before effectiveness of the registration statement,  and before the date any offering under this registration statement is terminated or complete, are deemed to be incorporated by reference into, and to be a part of, this prospectus and the accompanying prospectus supplement.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus and the accompanying prospectus supplement to the extent that a statement contained in this prospectus and the accompanying prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus or the accompanying prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the accompanying prospectus supplement.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting: Investor Relations, c/o AxoGen, Inc., 13631 Progress Boulevard, Suite 400, Alachua, Florida 32615. Our telephone number is (386) 462‑6800.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

LEGAL MATTERS

Legal matters with respect to the securities offered hereby are being passed upon for us by DLA Piper LLP (US).

EXPERTS

The consolidated financial statements and schedule of AxoGen, Inc. and its subsidiaries as of December 31, 2016 and 2015, and for each of the years in the two‑year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the reports of Lurie, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC Registration Fee	$11,483
Printing and Engraving Fees	$10,000
Legal Fees and Expenses	$75,000
Accounting Fees and Expenses	$15,000
Transfer Agent and Registrar Fees	$3,000
Miscellaneous	$517
Total	$115,000

Item 15.  Indemnification of Directors and Officers

Minnesota Statutes, Section 302A.521, subd. 2, requires the company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the company, against judgments, penalties, fines, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding if certain statutory standards are met, unless the company amends its Amended the Restated Articles of Incorporation (the “Articles of Incorporation”) or its Amended and Restated Bylaws (the “Bylaws”) to prohibit or condition such indemnification rights. In addition, Minnesota Statutes, Section 302A.521, subd. 3 requires payment by the company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain circumstances unless the company amends the Articles of Incorporation or the Bylaws to prohibit or condition such expense advancement rights. Under Section 302A.521, subd. 4, the company may amend the Articles of Incorporation or the Bylaws to prohibit or condition such indemnification or expense advancement rights. A decision as to required indemnification is made (i) by a disinterested majority of the company’s Board of Directors present at a meeting at which a disinterested quorum is present, (ii) by a designated committee of the Board of Directors consisting of two or more disinterested directors, (iii) by special legal counsel selected by the board or a committee by vote pursuant to clause (i) or (ii) above, (iv) by an affirmative vote of the shareholders, in which the shares held by parties to the proceeding is not counted in determining the presence of a quorum and are not considered to be present and entitled to vote, or (v) by a court in Minnesota. For purposes of clauses (i) and (ii) above, a director is disinterested if he or she is not a party to the proceeding for which indemnification or expense advancement is at issue. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

Article 7 of the Articles of Incorporation provides that, to the fullest extent permitted by the Minnesota Business Corporation Act as the same exists or may hereafter be amended, a director of the company shall not be personally liable to the company or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that Article 7 shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 302A.559 or 80A.76 of the Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of Article 7 or any predecessor of this provision. Neither the amendment, modification or repeal of Article 7 nor the adoption of any provision in the Articles of Incorporation inconsistent with Article 7 shall adversely affect any right or protection of a director or officer of the company with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.

The Bylaws provide that the directors and officers of the company shall have the right to indemnification provided by Minnesota Statutes, Section 302A.521, as now enacted or hereafter amended. Under Section 302A.521, subd. 2, indemnification will be available only where an officer, director or employee can establish that he or she: (i) has not been indemnified by another organization with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefits; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) reasonably believed the conduct was in the best interests of the company or, in certain circumstances, reasonably believed that the conduct was not opposed to the best interests of the company.

The company maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the company for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the company.

Any underwriting agreements that the company may enter into will likely provide for the indemnification of the company, its controlling persons, its directors and certain of its officers by the underwriters against certain liabilities, including liabilities under the Securities Act.

Item 16.  Exhibits

The exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Exhibit Index is hereby incorporated by reference.

Item 17.  Undertakings

(a) The undersigned registrant hereby undertakes:
1)	To file, during any period in which offers or sales are being made, a post‑effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided,  however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post‑effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2)           That, for the purpose of determining any liability under the Securities Act, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post‑effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
3.1

Amended and Restated Articles of Incorporation of AxoGen, Inc. (incorporated by reference to Appendix B to the Proxy Statement/Prospectus included as part of LecTec Corporation’s Amendment No. 2 to Registration Statement on Form S‑4 filed on August 29, 2011).

4.2	Registration Rights Agreement, dated as of August 26, 2015, between the Company and Essex Woodlands Fund IX, L.P. †
5.1	Opinion of DLA Piper LLP (US)†
10.1

Securities Purchase Agreement, dated as of August 26, 2015, between AxoGen, Inc and Essex Woodlands Fund IX, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10‑Q for the quarter ended September 30, 2015, filed on November 5, 2015).

23.1	Consent of Lurie, LLP †
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)†
24.1	Powers of Attorney (included on signature page to this Registration Statement)

†Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Alachua, in the State of Florida on October 2, 2017.

AxoGen, Inc.
(Registrant)
October 2, 2017	By:	/s/Karen Zaderej
	Name:	Karen Zaderej
	Title:	Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Karen Zaderej and Gregory G. Freitag, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney in fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments and amendments thereto, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys in fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Karen Zaderej	Chief Executive Officer and Director (Principal Executive Officer)	October 2, 2017
Karen Zaderej

/s/Peter J. Mariani	Chief Financial Officer (Principal Financial and Accounting Officer)	October 2, 2017
Peter J. Mariani

/s/Gregory G. Freitag	General Counsel, SVP Business Development and Director	October 2, 2017
Gregory G. Freitag

/s/Jamie M. Grooms	Director	October 2, 2017
Jamie M. Grooms

/s/Robert J. Rudelius	Director	October 2, 2017
Robert J. Rudelius

/s/Mark Gold, M.D.	Director	October 2, 2017
Mark Gold, M.D.

/s/Guido J. Neels	Director	October 2, 2017
Guido J. Neels

/s/Amy Wendell	Director	October 2, 2017
Amy Wendell